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                                                                   Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use (or incorporation by reference) of our report, dated March 12, 1999, covering our audit of the consolidated financial statements of PetroQuest Energy, Inc. as of December 31, 1998 and for the year then ended, included in this Form 10-K, and incorporated by reference into the Company's previously filed Registration Statement on Form S-8 (Registration No. 333-65401).






Arthur Andersen LLP

New Orleans, Louisiana
March 31, 1999